EXHIBIT 99

FOR IMMEDIATE RELEASE                      CONTACT:    Louis Adams, Chris Barnes
                                                                                           (972) 770-4967, (972) 770-4959

BRINKER INTERNATIONAL WELCOMES
ROSENDO PARRA TO BOARD OF DIRECTORS

DALLAS (Dec. 6, 2004) - Brinker International, Inc., (NYSE: EAT), a recognized leader in casual dining, today announced the addition of Rosendo G. (Ro) Parra to its board of directors.

Mr. Parra, 45, serves as Senior Vice President, Americas, for Dell Inc., with responsibility for manufacturing, services, sales and marketing operations serving the company's customers in the United States, Canada and Latin America.

 "Ro Parra's leadership experience at one of the most dynamic and successful technology companies in the world will be a tremendous asset to our board of directors," said Doug Brooks, President, CEO and Chairman of the Board of Brinker International. "We are looking forward to the insights and perspective he will bring to our company."

Brinker International owns, operates, franchises, or is involved in the ownership of more than 1,500 restaurants under the names Chili's Grill & Bar, Romano's Macaroni Grill, Maggiano's Little Italy, On The Border Mexican Grill & Cantina, Corner Bakery Cafe, Big Bowl Asian Kitchen, and Rockfish Seafood Grill.